News Release 2901 Butterfield Road Oak Brook, Ill. 60523 www.inlandgroup.com

FOR IMMEDIATE RELEASE

Date: February 3, 2005

Contact:          Rick Fox, Inland Communications, Inc.
                        (630) 218-8000 Ext. 4896 or rfox@inlandgroup.com

INLAND WESTERN PURCHASES MIDTOWN CENTER FOR $53 MILLION

Oak Brook, Ill. - Inland Western Retail Real Estate Trust, Inc. recently purchased Midtown Center, a newly constructed shopping center in Milwaukee, Wis., for $53 million.

Midtown Center, located at North 60th Street and Capitol Drive, was sold by a partnership of Boulder Venture LLC and Canyon Johnson Urban Fund.

Midtown Center was constructed between 2002 and 2004 on the site of former Capitol Court mall, which was demolished following its acquisition by the Boulder and Canyon Johnson partnership in February, 2001. 454,000 square feet of new retail space has since been developed in its place. At the time of the original purchase, Capitol Court was approximately 23 percent leased. Midtown Center is now approximately 98 percent leased.

"We bought Midtown because it's a brand-new center in a high-density area that has a great lineup of tenants," said Joe Cosenza, chairman of Inland Real Estate Acquisitions, Inc., who handled the transaction negotiations for Inland Western. "It's a notable addition to a portfolio that already includes more than 100 properties."

Inland Western is buying 319,108 of the center's 454,000 gross leasable square feet, including an 11-acre parcel of land for possible future development. Major tenants in Midtown Center include Wal-Mart, Pick 'n Save, A.J. Wright, Foot Locker, Kids Foot Locker, One Price Clothing, Payless Shoe Source, Milwaukee Police Department, T-Mobile, Cousins Subs, Concordia University, Starbucks, Applebee's, Pizza Hut, Culver's, Ashley Stewart, Rainbow Apparel and Firestone. The property is shadow-anchored by the first Lowe's home improvement store in the state of Wisconsin. A shadow-anchor is a property that is owned by a third party that Inland Western does not control. Shadow anchors may benefit Inland Western by drawing more customer traffic to the Inland Western property.

The sellers were represented by George Good of the CB Richard Ellis Shopping Center Investment Team of Oak Brook, Ill. and Max Rasansky of the Polacheck Company of Milwaukee. Their legal counsel was provided by Troy Brown, Singerman, Mills, Desberg & Kauntz Co., LPA in Cleveland, Ohio and Stephanie Lyons of Godfrey & Kahn in Milwaukee. Inland Western was represented by Cosenza and provided legal counsel by attorney Robin Rash.

Boulder Venture is a Milwaukee-headquartered real estate development firm specializing in ground-up development of retail, office and senior housing facilities.

The Canyon-Johnson Urban Fund is a special purpose closed-end real estate fund, managed by Canyon-Johnson Realty Advisors LLC, a partnership between Canyon Capital Realty Advisors LLC and Johnson Development Corporation. The fund's investment strategy is to identify, enhance and capture value through the acquisition, development, redevelopment and repositioning of urban real estate and the origination of mortgages secured by urban real estate. In addition to meeting its investment objectives, the partnership expects to provide and foster economic opportunities for the under-served residents of the urban neighborhoods in which it invests.

This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Inland Western Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Inland Western is sponsored by an affiliate of The Inland Real Estate Group of Companies, Inc. (www.inlandgroup.com), which comprises independent real estate investment and finance companies doing business nationwide. With more than 30 years of experience specializing in acquisition, auctions, commercial real estate brokerage, investments, property management, land development and mortgage lending, Inland is one of the nation's largest commercial real estate companies. Inland's national headquarters is in Oak Brook, Ill.